Exhibit (J)(2)

411 East Wisconsin Avenue Suite 2400 Milwaukee, Wisconsin 53202-4426 414.277.5000 Fax 414.271.3552 www.quarles.com Matthew C. Vogel Writer’s Direct Dial: 414.277.5817 E-Mail: matthew.vogel@quarles.com	Attorneys at Law in Chicago Indianapolis Madison Milwaukee Naples Phoenix Scottsdale Tampa Tucson Washington, D.C.

March 28, 2018

Thompson IM Funds, Inc.

918 Deming Way

Madison, Wisconsin 53717

Ladies and Gentlemen:

We hereby consent to the incorporation of our opinion regarding the legality of the shares of Thompson IM Funds, Inc. (f/k/a Thompson Plumb Funds, Inc.) into the Post-Effective Amendment to Thompson IM Funds’ Registration Statement to which this consent letter is attached as an Exhibit.  Our legal opinion appeared as an Exhibit to Post-Effective Amendment No. 28 to Thompson IM Funds’ Registration Statement on Form N-1A (1933 Act Registration No. 33-6418), which was filed with the Securities and Exchange Commission on March 27, 2009. We hereby consent to the references to our firm in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP